CONDOMINIUM PURCHASE AND SALE AGREEMENT


     THIS AGREEMENT, made and entered into this 7th day of November, 1998, by and between PACIFIC AEROSPACE & ELECTRONICS, INC., a Washington corporation, hereinafter referred to as the "Seller," and DONALD A. WRIGHT, hereinafter referred to as the "Buyer,"

                              W I T N E S S E T H:

1. Agreement of Sale. The Seller agrees to sell and the Buyer agrees to purchase Unit 4 (the "Unit") in the Confluence Park Condominium (the "Condominium"), as established by the Declaration of Covenants, Conditions, Restrictions and Reservations recorded under Document No. 2040202 in
     Chelan County, Washington (the "Declaration"), plus the exclusive rights to use the limited common elements identified as the two (2) parking spaces in the existing garage upon and subject to the terms of the Declaration.

2. Purchase Price. The total purchase price for the Unit is ONE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($175,000), which purchase price shall be paid to the Seller in cash on the Closing Date. The Seller shall have no obligation to pay interest on the Deposit, but any interest which is otherwise earned thereon shall be paid to the person to whom the Deposit is paid and, if paid to the Seller, shall be credited against the purchase price.

3. Title. Title to the Unit shall be conveyed to the Buyer by statutory warranty deed subject to easements, reservations, restrictions, covenants and conditions of record, including, without limitation, the terms and provisions of the Declaration and the survey map and plans recorded in conjunction therewith; taxes and assessments, general and special, not due and payable as of the Closing Date (defined below); Condominium association assessments not due and payable on the Closing Date; rights of the public to parts, if any, lying in streets and rights-of-way; rights reserved in federal patents or state deeds; building and use restrictions general to the district in which the Condominium is located; and building and zoning regulations applicable to the Condominium. Any other liens or encumbrances may be discharged by the Seller out of the purchase price on the Closing Date.

4. Title Insurance. The Buyer shall be responsible for any title insurance he requires for this purchase.

5. Buyer's Conditions to Closing. The Buyer's obligation to close this transaction is conditioned solely upon (a) the Seller's compliance with the terms hereof in all material


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     respects, and (b) the Unit having not been materially damaged or destroyed by fire or other casualty, unless the Seller elects to restore such damage and such restoration is completed in all material respects prior to the Closing Date. If the Unit is materially damaged by fire or other casualty and is not substantially restored by the Seller at its expense by the Closing Date, or if the Buyer is unable to obtain its purchase money loan by the Closing Date after making due application therefor, this agreement shall automatically terminate, whereupon the Deposit shall be returned to the Buyer.

6. Closing Date and Procedures. This transaction shall close in the offices of Seller on the Closing Date. For the purposes of this agreement, the "Closing Date" shall mean the date of recordation of the Seller's deed to the Buyer.

7. Closing Costs and Prorations. The Seller shall be responsible for the payment of any excise tax assessed on the conveyance of title to the Unit and any sums due with respect to the discharge of any encumbrances for which the Seller is responsible. The Buyer shall pay the fees for recording the Seller's deed and for any title insurance required by the Buyer. Condominium assessments for the month which includes the Closing Date, real estate taxes and assessments, and billings for utilities not separately metered, if any, shall be prorated between the parties hereto as of the Closing Date.

8. Assessment Deposit. If the Seller so requests prior to the Closing Date, the Buyer shall deposit with the Seller at closing a sum sufficient to discharge the Buyer's estimated first two (2) months' assessments for the common expenses levied or to be levied by the Condominium owners' association.

9. Association Notice. The Buyer agrees to provide the Condominium owners' association with written notice of its name, address and the date this sale closed immediately following the Closing Date. The Buyer acknowledges that such notice is required by statute and is necessary for the association to include the Buyer as an insured under the association's insurance policies.

10. Receipt of Public Offering Statement. The Buyer acknowledges that at least seven (7) days before the execution of this Agreement he received a complete and legible copy of the Seller's public offering statement and each of the documents which were identified therein as accompanying such statement. The Buyer agrees that all of the documents which accompanied the public offering state are incorporated herein as a part of this agreement and covenants with the Seller to comply with and observe each and every term, covenant and condition therein contained. This covenant shall survive the closing of this sale.

11. Possession. The Buyer shall be entitled to possession of the Unit as of the Closing Date.


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12.  Fixtures and Improvements. The Seller agrees that as part of the purchase price for this transaction, the Unit shall be equipped and furnished with the items specifically indicated on Exhibit A attached hereto, and that all of such items are included in the purchase price. The Buyer acknowledges that he is familiar with each of such items and has accepted and agreed to the same, and Seller shall be under no obligation to change, modify or replace any such items. If any of such items become unavailable to Seller or cost thereof significantly increases, Seller shall have the right to replace such items with new furnishings, fixtures and equipment of comparable quality and utility.

13. Condition of Property. Except as otherwise stated in the Seller's public offering statement, the Seller has made no representations and does not warrant the condition of the Property, and the Buyer, having inspected the Property, agrees to purchase the same "as is."

14. Defaults and Remedies. If the Buyer fails, without legal excuse, to close this transaction as and when required by this agreement, the Seller may terminate this agreement and all of the rights granted to the Buyer herein and Buyer shall pay Seller $500 as its sole and exclusive remedy. The parties acknowledge that this provision is intended to satisfy the requirements of RCW 64.04.005(1)(a); is not to be construed to be a limitation upon any right or remedy available to Seller in the event of any other default on the part of the Buyer under this or any other agreement; and does not affect the parties' rights to recover attorneys' fees in any action commenced with respect to this agreement.

                  Parties' initials:

                    [Illegible]                /s/ DW
                  -----------------       ----------------
                  Seller's Initials       Buyer's Initials

Any default by the Seller under this agreement which continues to the earlier of
(a) fifteen (15) days after the Buyer's written notice thereof, or (b) the Closing Date shall enable the Buyer to terminate this agreement and recover the Deposit and its actual damages from the Seller.

15. Attorneys' Fees. The prevailing party in any litigation concerning this agreement shall be entitled to be paid its court costs and reasonable attorneys' fees by the party against whom judgment is rendered, including such costs and fees as may be incurred on appeal.

16. Real Estate Brokers. The parties agree that the commission of any real estate broker or agent employed in connection with this transaction shall be paid solely by the party contracting for such services in writing. The Buyer acknowledges that no broker or agent has made any representations or warranties regarding the Unit, the Condominium or any other matters relating to this transaction which are binding upon the Seller.


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17.  Notices. All notices which are given in connection with this agreement shall be in writing and delivered or sent by certified mail, return receipt requested, with postage prepaid. Notices given to the Seller shall be delivered or addressed to 430 Olds Station Road, Wenatchee, Washington 98801, Attn: President, and notices given to the Buyer shall be delivered or addressed to the address listed below its signature on this agreement. The place for receipt of such notices may be changed by not less than fifteen (15) days' advance notice given by the means above described. Notices shall be deemed effective upon the date of delivery or two (2) calendar days following the date of the U.S. postmark thereon.

18. Time of Performance. Time is of the essence of each and every term, covenant and condition hereof.

19. Partial Invalidity. If any of the provisions of this agreement are ruled invalid by any court of competent jurisdiction, such ruling shall not affect, impair, or invalidate any of the other terms hereof.

20. Construction of Agreement. This agreement shall create only the relationship of seller and purchaser and no agency, employment, partnership, joint venture or other joint undertaking shall be inferred from these presents. Except to the extent stated in this agreement, neither party shall have the right to make any representations or incur any debts on behalf of the other. If either party is comprised of more than one person, such persons shall be jointly and severally liable hereunder. The Buyer acknowledges that he has read this agreement and has been given the opportunity to seek the assistance of legal counsel, and that this agreement has been mutually negotiated and shall not be construed against either party. All sums herein mentioned, including, without limitation, the purchase price and the installments thereof, shall be calculated by and payable in the lawful currency of the United States.

21. Successors. Subject to the limitations upon assignments contained herein, all rights and obligations arising out of this agreement shall inure to the benefit of and be binding upon the respective heirs, successors, assigns, administrators, and marital communities, if any, of the parties hereto.

22. Venue. The venue of any action brought to interpret or enforce this agreement shall be laid in Chelan County, Washington.

23. Controlling Law. This agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Washington.


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24.  Entire Agreement. This agreement constitutes the entire agreement of the parties hereto, it supersedes all previous oral and written agreements between the Seller and the Buyer which relate to the Buyer's purchase of the Unit, and may not be amended except by subsequent written agreement executed by the Seller and the Buyer. No waiver of any term, covenant or condition of or right or remedy under this agreement shall be effective unless and to the extent evidenced by an express written agreement signed by the waiving party in each instance.

                                       PACIFIC AEROSPACE & ELECTRONICS,
                                       INC., a Washington corporation


                                       By /s/ NICK GERDE
                                          --------------------------------------
                                          Printed Name: Nick Gerde
                                                        ------------------------
                                          Title: VP Finance
                                                 -------------------------------

                                                                        "Seller"


                                       /s/ DONALD A. WRIGHT
                                       -----------------------------------------
                                       DONALD A. WRIGHT

                                                                         "Buyer"


                                       Address:

                                       430 Olds Station Road
                                       -----------------------------------------
                                       Wenatchee, WA  98801
                                       -----------------------------------------

                                       -----------------------------------------


          THIS AGREEMENT REQUIRES THE PARTIES TO INITIAL PARAGRAPH 14.


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